Exhibit 99.2

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In the event you are contacted by members of the press-media all inquiries should be referred to our financial public relations firm LHA, Mr. Ed McGregor at 212-838-3777

URGENT UPDATE – For Immediate Release

TO:     All our Valued Associates, Staff, and Branch Offices throughout the National, NAM, VFinance and Gilman Organizations

FROM:          ROBERT FAGENSON, Chairman & CEO National Holdings

MARK GOLDWASSER, Vice Chairman & President NHLD

Chairman & CEO National Securities, CEO of National Asset Mgmt.

SUBJECT:     Announcement of Signing Definitive Agreement with FBIO

To All our Valued Associates and Partners,

In a few minutes we will issue a press release announcing the signing of a Definitive Agreement between National Holdings and Fortress Biotech, Inc. (NASDAQ: FBIO) whereby FBIO will commence a tender offer to acquire up to 100% of the shares of NHLD at a price per share of $3.25 in cash.

Stockholders who choose not to tender may retain their shares in NHLD. If following the closing of the tender offer, less than 80% of the NHLD shares are tendered, NHLD will remain a public company. If more than 80% of the NHLD shares are tendered in the offer, NHLD will undergo a merger and no longer be a public company. If there is not a merger, NHLD intends to distribute to its remaining stockholders one warrant for each share they hold as of a record date to be determined by the board of NHLD after the closing with an exercise price of $3.25 and a 5 year term.

The transaction is structured in a way to offer liquidity and a premium to the stockholders who are interested in exiting their position while those who wish to do so can remain stockholders going forward.

As you may know, Fortress Biotech and its affiliated companies are entities that are among the companies under the leadership of Michael Weiss and Dr. Lindsay Rosenwald. They believe in NHLD and in the diversity of our different business units, from traditional banking and brokerage and our asset management platform, to our insurance and tax planning businesses.

They have expressed their desire to help National grow by encouraging productive acquisitions and the expansion of our analytic capabilities which will assist our branch owner partners and valued support team members in offering the highest quality investment opportunities to their customers. In addition, we believe that this expanded platform would lead to more corporate advisory business and institutional brokerage. They are excited by the opportunity to add greater depth and expertise to our already strong healthcare banking franchise, but they are equally enthusiastic about building out additional verticals with the same level of expertise. Such additional commitment would broaden the diversity of National’s product offerings for our partners and customers and enhance National’s reputation as a well-respected and valued corporate advisor.

Lastly, FBIO is looking forward to working with all of us, in helping our firm realize the great potential that we all know National has.

Further details of the offer can be found both in the press release and in our Form 8-K which we will be filing with the SEC. On closing of the tender offer, our Board of Directors would be reconstituted and Directors nominated by FBIO would constitute a majority of the Board. The existing Board of NHLD will remain in place until the offer closes. If NHLD remains a public company, both of us expect to remain as members of the newly reconstituted Board going forward as well as remain members of the existing and well respected Management Team at National.

National remains the same well capitalized and vibrant organization that it has been.

The details of the transaction will be submitted to FINRA for regulatory review and necessary approvals. The transaction will close after the satisfaction or the waiver of all customary conditions.

We look forward to working with the team at FBIO and their related companies in the months and years ahead. As the transaction moves forward, more information will become available covering the strategic plan to grow National in many exciting areas.

As soon as we can we will make ourselves available, together with the Management Team at FBIO, for a Q&A session where you can ask your questions and receive answers about our future together.

We thank you for your continued dedication and hard work as part of the NATIONAL TEAM. Without your continued support and participation in the months and years ahead, the promise and opportunities that our future holds as we move forward would not be possible.

Goldie & Robert

Important Additional Information

The Offer described in this document has not yet commenced, and this announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the offer is commenced, Fortress will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents with the Securities and Exchange Commission (the “Commission”), and NHLD will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer with the Commission. The offer to purchase the Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. SECURITY HOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to investors and security holders at no expense to them. The tender offer statement and the solicitation/recommendation statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of these materials and certain other offering documents will be made available by the information agent for the offer.

In addition to the solicitation/recommendation statement, NHLD files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by NHLD at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. NHLD’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and are based on current expectations that involve a number of risks and uncertainties. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the Offer and the Merger. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will be achieved or accomplished. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement, many of which are outside of the control of management. These factors include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) successful completion of the proposed transaction on a timely basis; (iii) uncertainties as to how many of the holders of Shares will tender their shares into the Offer; (iv) the impact of regulatory reviews on the proposed transaction; (v) the outcome of any legal proceedings that may be instituted against one or both of NHLD and Fortress and others following the announcement of the Merger Agreement; (vi) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (vii) other factors described in NHLD’s filings with the Commission, including the reports on Forms 10-K, 10-Q, and 8-K. Except to the extent required by applicable law, neither NHLD nor Fortress undertakes any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.